UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

SCHAWK, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	1-09335	66-0323724
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
1695 South River Road Des Plaines, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 827-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2011 annual meeting of the holders of the common stock of Schawk, Inc. (the “Company”) held on May 18, 2011 (the “2011 Annual Meeting”), the stockholders of the Company approved the Schawk, Inc. Amended and Restated Employee Stock Purchase Plan (the “Amended ESPP”) to, among other things, increase the maximum amount of common stock that a plan participant may purchase annually under the plan.

The description of the Amended ESPP contained under the caption “Proposal 5—Approval of the Schawk, Inc. Amended and Restated Employee Stock Purchase Plan” in the Company’s definitive proxy statement for the 2011 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2011 (the “Proxy Statement”) is incorporated herein by reference.  Such description is qualified in its entirety by reference to the Amended ESPP included as Appendix B to the Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting, stockholders:

•	elected each of the director nominees to the Company’s board of directors;

•	approved, on an advisory basis, the compensation of the Company’s named executive officers;

•	recommended, on an advisory basis, that an advisory vote on the compensation of the Company’s named executive officers be held every three years;

•	reapproved the performance measures under the Schawk, Inc. 2006 Long-Term Incentive Plan; and

•	approved the Schawk, Inc. Amended and Restated Employee Stock Purchase Plan.

The results of the voting on the election of directors and the other proposals were as follows:

1.           Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Clarence W. Schawk	14,206,642	6,436,546	—
David A. Schawk	17,550,985	3,092,203	—
A. Alex Sarkisian	17,531,727	3,111,462	—
Leonard S. Caronia	16,947,370	3,695,818	—
Judith W. McCue	16,780,677	3,862,512	—
Hollis W. Rademacher	19,822,345	820,844	—
John T. McEnroe	16,416,127	4,227,062	—
Michael G. O’Rourke	20,396,868	246,320	—
Stanley N. Logan	20,397,374	245,814	—

Each nominee for director was elected for a one-year term of office.

2.	Approval of the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,376,690	127,311	139,187	—

3.	Recommendation on the Frequency of Holding the Advisory Vote on the Compensation of the Company’s Named Executive Officers

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
6,614,126	679,812	13,200,068	149,182	—

4.	Reapproval of the Performance Measures Under the Schawk, Inc. 2006 Long-Term Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,401,523	145,192	96,474	—

5.	Approval of the Schawk, Inc. Amended and Restated Employee Stock Purchase Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,531,090	16,262	95,836	—

There was no proposal to be acted upon at the 2011 Annual Meeting that was considered “routine” under New York Stock Exchange rules, which would have allowed shares held in street name by brokerage firms for which no voting instructions were received to be considered “present” at the meeting.  As a result, there were no broker non-votes recorded with respect to any matter.

In light of the voting results with respect to the frequency of holding advisory votes on the compensation of the Company’s named executive officers (“say-on-pay advisory votes”), the Company will hold say-on-pay advisory votes triennially through 2017, at which time the stockholders of the Company are entitled to again vote to recommend their preference on the frequency of holding the say-on-pay advisory vote.

Item 8.01.	Other Events.

As originally disclosed in the Company’s 2008 Form 10-K as well as in subsequent reports filed with the SEC, the SEC has been conducting a fact-finding investigation to determine whether any violations of the federal securities laws have occurred in light of the Company’s April 2008 restatement of its financial results for the years ended December 31, 2005 and 2006 and the first three quarters of 2007.  Since the commencement of the investigation, the Company has been cooperating fully with the SEC.

On May 17, 2011, the Company received a “Wells Notice” indicating that the staff of the Division of Enforcement of the SEC (the “Staff”) is considering recommending that the SEC institute proceedings for alleged violations of certain federal securities laws pertaining to the maintenance of accurate books and records and an adequate system of internal accounting controls.  A Wells Notice, which is not a finding of wrongdoing, provides recipients with an opportunity to respond to the Staff regarding its recommendation considerations and the evidence related to its investigation prior to any decision on an enforcement proceeding by the SEC.

The Company intends to continue its cooperation with the SEC through the course of its investigation.  No assurances can be given as to the ultimate outcome of this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHAWK, INC.

Date: May 20, 2011	By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer